Exhibit 10.36

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCIENTIFIC RESEARCH COOPERATION AGREEMENT

BETWEEN

TMC GLOBAL HOLDINGS SDN BHD

AND

DING KEXIANG

RELATING TO THE CHINA-MALAYSIA

SCIENTIFIC RESEARCH COOPERATION

THIS SCIENTIFIC RESEARCH COOPERATION AGREEMENT is made this 1st day of February 2022 (hereinafter referred to as “Agreement”);

BETWEEN

TMC GLOBAL HOLDINGS SDN BHD, (Company No. 1100368-T- ) a company incorporated under laws of Malaysia and having its business address at [***] (hereinafter referred to as “ALPS”) of the first part;

AND

DING KEXIANG, (Passport No.: [***] ) and having address at [***] (hereinafter referred to as “ PROF DING”) of the second part.

(TMC and PROF DING shall hereinafter be collectively referred to as ‘Parties” and individually as “Party”, where the context so requires)

WHEREAS, in consideration of the mutual obligations set forth in this Agreement, both parties have willingly and voluntarily agreed to benefit from the valuable opportunity to engage in collaborative scientific research cooperation on the projects Anti-Aging between China and Malaysia. The Parties have reached the subsequent agreement as follows:

Article 1: Duration of the collaboration:

The Agreement shall be effective for a period of three (3) years, from 1st February 2022 , to 31st January 2025.

Article 2: Content of the Cooperation:

PROF DING shall provide technical guidance to the research team during implementation:

(1) Designing and synthesizing beauty peptides, anti-wrinkle peptides, and immune short peptides, as well as conducting experimental and clinical research on the transdermal delivery systems for these peptides;

(2) Extraction, separation, and preparation of natural products closely related to human beauty care and anti-aging;

Article 3:

PROF DING shall take responsibility for guiding the aforementioned scientific research work of the research team. They will also require the members of the research team to collaborate and make efforts to complete a minimum of three patent technology applications each year. At the same time, aim to publish a minimum of 6 academic articles in domestic and international academic journals within the same subject field.

Article 4:

Both Parties shall agree that the ownership and patent rights of the scientific research results and national patents funded by TMC are shared by both parties. However, TMC retains the final decision-making authority and veto power over the international use of these scientific research projects and their results.

Remark :The scientific research achievements developed under the guidance of PROF DING by the TMC research team in Malaysia shall be shared and applied by TMC and President Dong Ping of Dalian. Similarly, under the same conditions, TMC may also share and apply the results of research and development guided by PROF DING in China with [***].

Article 5:

PROF DING fully agrees to TMC’s proposal to allocate [***] RMB for all payments related to scientific research and cooperation during the first year of their collaboration. Expenses related to scientific research include the detection, analysis, retrieval of materials, books, scientific research collaboration fees, clinical observation fees, as well as office supplies, communication, transportation, travel, and overtime. University laboratory management fees and expenses for equipment usage are also included.

The expenses covered include, but are not limited to, costs for detection, analysis, retrieval, materials, publications, scientific research collaboration fees, clinical observation fees, and expenditures related to office, communication, transportation, travel, overtime, university laboratory management fees, equipment usage expenses, and any other relevant expenses directly associated with collaborative research activities between the Parties.

Article 6:

TMC has taken into account the significant increase in China’s scientific research funds, including experimental funds, and the salaries of exceptional talents. Therefore, TMC agrees that if the research team, led by PROF. DING, successfully completes the designated scientific research work, TMC promises to double the investment in research funds for PROF DING’s team starting from the second year.

Article 7:

The [***] RMB scientific research funds for the first year will be paid in quarterly basis to the bank account in China provided by PROF DING from the date of signing by both parties. This will allow PROF DING to know the scientific research work of the research team. The scientific research funds for the next two years will continue to be disbursed annually, with each payment not less than [***] RMB. The payment will be made on February 1st each year. PROF DING officially establishes a research team upon receiving TMC’s scientific research fee. They then proceed to guide the team’s scientific research based on the terms outlined in the contract. PROF DING has no involvement in any delays, cancellations, or disruptions of collaboration caused by the late arrival of scientific research funds.

Article 8:

According to China’s salary standard for outstanding scientific research talents, TMC has determined that the salary of PROF DING’s research team is significantly insufficient. Therefore, TMC agrees to provide stocks to the main members of PROF DING’s research team as a form of compensation for their salary shortfall or as a reward for their exceptional scientific research contributions. Since the agreement was signed, the chief scientist will receive [***] MYR shares at no cost, while other doctors or professors in the research team will receive [***] MYR each. In the event of force majeure or voluntary termination by PROF DING and their research team, TMC promises not to reclaim the annual salary and shares.

Article 9:

PROF DING agrees to provide technical guidance starting from the contract signing date. The first-year scientific research fund from TMC will be received in a quarterly basis, allowing guidance to begin following standardized scientific research procedures. The research team will conduct literature reviews, scientific demonstrations, research topic design, and write specific experimental research reports. These will be submitted to TMC for study and approval until final approval is granted, at which point scientific research guidance will commence.

Article 10:

During the cooperation period, TMC has agreed to have PROF DING live in the residence provided from December 1st to May 1st each year. He will also provide technical guidance to TMC’s team in their experimental research work. TMC agrees to cover the travel expenses of PROF DING and his partner to and from Kuala Lumpur, including [***]. TMC will cover all living expenses in Kuala Lumpur, including [***]. TMC acknowledges that PROF DING can provide guidance to the research team for completing the signing work in China or Dalian, where they reside at other times. PROF DING assures that regardless of their location, they will lead the research team in responsibly, scientifically, and honestly completing the assigned work for this period.

Article 11:

The research team members will follow PROF DING’s instructions and adhere to TMC’s work needs and requirements. They will periodically visit TMC’s location to deliver their completed technical achievements or provide assistance until TMC’ designated technical personnel can fully understand and independently the relevant technical content. TMC agrees to cover all costs for consulting technical counsellors.

Article 12:

As long as TMC does not interfere with the scientific research and experimental tasks that PROF DING is guiding, PROF DING is willing to participate in relevant scientific and technological achievements promotion and application, academic exchange activities, and academics speeches or lectures organized by TMC. PROF DING will actively support and cooperate with TMC in explaining academics theories. However, TMC adheres to the principle of maintaining a low profile throughout PROF DING’s life. TMC agrees that PROF DING will only be invited to participate in academic research guidance work that is endorsed by PROF DING. TMC also agrees not to use any personal information, portrait, signature, or private details related to PROF DING.

Article 13:

The Parties mutually acknowledge and affirm their respect and equal standing when entering into a new form of scientific research cooperation, regardless of any pre-existing affiliations. This new relationship will not involve any hierarchical dependencies or control. While the original affiliations remain unchanged, both parties commit to maintaining open and effective communication and collaboration all matters pertaining to the contracted cooperation.

Article 14:

The Parties have agreed to formally invite PROF DING to serve as the general manager and chief scientist of the scientific research cooperation project. TMC will issue the Chief Scientist Certificate following standard procedures and will be fully responsible for providing technical guidance to the research team. According to PROF DING’s proposal, research team members will receive a certificate confirming their membership in TMC’s research team.

Article 15:

In order to maintain and support the authority of the Chief Scientist, and facilitate their guidance on relevant research work, TMC agrees that during the four (4) year scientific research cooperation period, PROF DING will have sole responsibility for the research team. PROF DING’s role is to provide guidance and support to the research team

This includes determining the number of team members, their professional qualifications, salaries, employment or dismissal, work arrangements, and utilisation of scientific research funds. This will ensure efficient and unified guidance for scientific research.

Article 16:

Both Parties agree that this agreement is voluntary and falls within an acceptable level of risk. Both TMC and PROF DING acknowledge the uncertainties and unpredictability when comes to natural scientific research, especially the technical difficulty and complexity involved in high-level scientific research.

Tolerance and understanding will not result in compensation claims or damage the long-term relationship between the Parties involved. In the event of any issues arising during cooperation, the Parties should engage in open and sincere communication, negotiate in a friendly manner, and work together to find a mutually beneficial solution. It is important to prioritize the relationship over individual interests.

Article 17:

If the research team, led by PROF DING, successfully applies for national science and technology projects, secures research funds, patents, or publishes research papers in reputable academic journals for TMC, or receives international or domestic awards, they will be rewarded with additional cash incentives for their outstanding achievements. If there are any unfinished matters or if partial adjustments or updates are required during the cooperation period, both parties can mutually agree to add additional subsidiary agreements or supplementary terms.

Article 18:

The agreement comprises 18 articles spanning 6 pages (excluding the cover). Two printed copies of the agreement are available. The agreement will become effective once both parties have signed it jointly, including the signature on the seam, and it will have equal legal validity. After signing, both parties will each keep a copy of the agreement for future reference.

IN WITNESS WHEREOF the parties have duly affixed their signatures under hand and seal on this 1st day of February 2022

SIGNED BY	)
)
For and on behalf of	)
TMC GLOBAL HOLDINGS SDN. BHD	)
)

In the presence of:

/s/ Christie Elizabeth		/s/ Dr Tham Seng Kong
Name: Christie Elizabeth		Dr. Tham Seng Kong
NRIC No.: [***]		Group Chief Executive Officer

SIGNED BY	)
)
DING KEXIANG	)
)
)

In the presence of:

/s/ Lisa Teoh		/s/ Ding Kexiang
Name: LISA TEOH		Ding KeXiang
NRIC No.: [***]